SEVENTH AMENDMENT


     THIS SEVENTH AMENDMENT dated as of May __, 2001 (this "Amendment") is to the Third Amended and Restated Credit Agreement (as amended, the "Credit Agreement") dated as of June 5, 1998 among U.S. AGGREGATES, INC., a Delaware corporation (the "Company"), various financial institutions (the "Lenders") and BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1   AMENDMENTS.
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     Effective  on (and  subject to the  occurrence  of) the  Seventh  Amendment
Effective Date (as defined below):

     1.1 Section 1.1 of the Credit Agreement shall be amended by inserting the following definitions, each in its appropriate alphabetical position:

          Drawdown Amount has the meaning assigned thereto in the Seventh Amendment Supplement.

          Drawdown Date has the meaning assigned thereto in the Seventh Amendment Supplement.

          Proposed Purchaser means a purchaser with respect to the Southeastern Assets Sale that has been separately identified by the Company to the Agent and the Lenders prior to the Seventh Amendment Effective Date or such other purchaser as shall be reasonably acceptable to the Agent and the Required Lenders.

          Required Term C Lenders means, at any time, (i) for any waiver, amendment or modification to the definition of "Term C Loan Commitment
     Termination Event", Term C Lenders having an aggregate Term C Loan Percentage of 66-2/3% or more and (ii) in all other cases, Term C Lenders having an aggregate Term C Loan Percentage of 51% or more.

          Seventh  Amendment   Effective  Date  means  the  "Seventh   Amendment
     Effective Date" as defined in the Seventh Amendment to this Agreement dated as of May __, 2001.

          Seventh Amendment Supplement means the supplemental letter agreement between the Company and the Agent dated as of May __, 2001, delivered in connection with the Seventh Amendment hereto dated as of May __, 2001.

          Southeastern Assets Sale means the sale of the businesses conducted by SRM Aggregates, Inc. and its Subsidiaries, whether to the Proposed Purchaser or otherwise.

          Term C Lender means, at any time, a Lender with a Term C Loan Commitment at such time or which then holds any Term C Loan.

          Term C Loan - see Section 2.1.4.

          Term C Loan Commitment means, as to any Lender, the commitment of such Lender to make a Term C Loan pursuant to Section 2.1.4. The maximum amount of each Lender's Term C Loan Commitment is set forth opposite such Lender's signature to the Seventh Amendment hereto dated as of May __, 2001 in its capacity as a Term C Lender. The aggregate amount of the Term C Loan Commitments is $6,000,000.

          Term C Loan Commitment Termination Event shall have the meaning set forth in the Seventh Amendment Supplement.

          Term C Loan Percentage  means, as to any Lender,  the percentage which
     (a) the Term C Loan Commitment of such Lender plus the principal amount of such Lender's Term C Loans is of (b) the aggregate amount of the Term C Loan Commitments plus the aggregate principal amount of all Term C Loans.

     1.2 The following definitions in Section 1.1 of the Credit Agreement shall be amended and restated in their entireties to read as follows:

          Facility means each of (a) the Revolving Commitments and the Revolving Loans made thereunder, (b) the Term A Loan Commitments and the Term A Loans made thereunder, (c) the Term B Loan Commitments and the Term B Loans made thereunder and (d) the Term C Loan Commitments and the Term C Loans made thereunder.

          Percentage  means  a  Revolving  Loan   Percentage,   a  Term  A  Loan
     Percentage, a Term B Loan Percentage or a Term C Loan Percentage, as the context may require.

          Term Loans means the Term A Loans, the Term B Loans and the Term C Loans.

          Total Percentage means, as to any Lender, the percentage which (a) the Commitments of such Lender plus the unpaid principal amount of the Term A Loans, Term B Loans and Term C Loans of such Lender (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in all Letters of Credit) is of (b) the sum of the Commitments of all Lenders plus the unpaid principal amount of all Term A Loans, all Term B Loans and all Term C Loans (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of all Revolving Loans plus the Stated Amount of all Letters of Credit).

     1.3 The following Section 2.1.4 shall be added to the Credit Agreement:

          2.1.4 Term C Loan Commitments. Each Term C Lender agrees to make one or more term loans to the Company (each such loan, a "Term C Loan") from time to time from the Seventh Amendment Effective Date to the Term C Termination Date on the Drawdown Dates set forth below in such Term C Lender's Term C Loan Percentage of the Drawdown Amount set forth below applicable to such Drawdown Dates, in the manner set forth in the Seventh Amendment Supplement. Notwithstanding anything to the contrary set forth above, the Company may not borrow any Term C Loans if a Term C Loan Commitment Termination Event has occurred. On each Drawdown Date, the Term C Loan Commitments to make Term C Loans on such date shall be reduced concurrently with the making of the Term C Loans on such Drawdown Date in the amounts of such Term C Loans made. Amounts repaid with respect to the Term C Loans may not be reborrowed. Notwithstanding the last sentence of
     Section 2.3, borrowings of Term C Loans may be made in minimum amounts of $500,000 or higher integral multiples of $50,000.

     1.4 Section 2.2 of the Credit Agreement shall be amended by adding the parenthetical phrase "(other than Term C Loans)" after the words "Term Loan" in the first sentence thereof.

     1.5 Section 3.1 of the Credit Agreement shall be amended by (i) inserting the parenthetical phrase "(other than on Term C Loans)" immediately following the words "Capitalized Interest" the first and third times such words appear in clause (d) of such Section, and (ii) adding the following clause (e):

          (e) Each Term C Loan (and all Capitalized Interest and other amounts owing with respect thereto) of such Lender shall be paid in full on the earliest to occur of (x) July 31, 2001, (y) the closing of the Southeastern Assets Sale and (z) a Term C Loan Commitment Termination Event.

and (iii) adding the following sentence after clause (e) and at the end of the
Section: "Consistent with (but not in limitation of) the provisions of this
Section 3.1, the Note of each Term C Lender shall also evidence such Lender's Term C Loans."

     1.6 Section 4.1 of the Credit Agreement shall be amended by adding the following as the last sentence thereof: "Notwithstanding anything to the contrary herein, each Term C Loan shall bear interest from and including the date of such Loan to but excluding the date such Loan is paid in full at a rate per annum equal to the Alternate Base Rate plus 7% (subject to the proviso to the immediately preceding sentence)."

     1.7 Section 4.2 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          4.2 Interest Payment Dates; Capitalization of Interest. Accrued interest on each ABR Loan shall be payable on the last Business Day of each calendar month and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan and at maturity. After maturity, accrued interest on all Loans shall be payable on demand. During the period from the Sixth Amendment Effective Date through and including March 31, 2002, all interest due on the Loans (other than Term C Loans) payable at any time at a rate in excess of (i) in the case of ABR Loans, the Alternate Base Rate plus 3.00% per annum and
     (ii) in the case of Eurodollar Loans, the Eurodollar Rate (Reserve Adjusted) plus 4.00% per annum shall be capitalized and added to the unpaid principal amount thereof on the date such payment is due. All capitalized interest referred to in the immediately preceding sentence is referred to herein as "Capitalized Interest". Capitalized Interest shall be earned and become a binding obligation of the Company as it accrues.

     1.8 Section 5 of the Credit Agreement shall be amended by adding the following Section 5.6 thereto:

          5.6 Success Fee. The Company shall be obligated to pay to the Term C Lenders a fee of $1,000,000 to be allocated ratably among the Term C
     Lenders in accordance with their Term C Percentages, payable upon the closing of the Southeastern Asset Sale.

     1.9 Section 6.1.1 of the Credit Agreement shall be amended to read in its entirety as follows:

          6.1.1 Mandatory Reduction of Revolving Commitments. Except as otherwise expressly provided in Section 6.2.1 hereof, the Revolving Commitments shall be permanently reduced in an amount equal to the Designated Proceeds of any Mandatory Prepayment Event applied to the Revolving Loans in accordance with Section 6.2.1.

     1.10 Section 6.1.2 of the Credit Agreement shall be amended by (i) deleting the word "Revolving" from the caption to such Section and (ii) adding the following two sentences at the end of such Section: "The Company may from time to time on at least three Business Days' prior written notice received by the Agent (which shall promptly advise each Term C Lender thereof) permanently reduce the amount of the Term C Commitments. The Company may at any time on like notice terminate the Term C Commitments."

     1.11 Section 6.1.3 of the Credit Agreement shall be amended by adding the following as the last sentence thereof: "All reductions of the Term C Loan Commitments shall be pro rata among the Term C Lenders according to their respective Term C Percentages."

     1.12 Section 6.2.1(a) of the Credit Agreement shall be amended by (i) deleting the phrase ", after the Term Loans have been paid in full," where they appear in the first paragraph of such Section and (ii) deleting the last paragraph of such section and inserting the following paragraph in lieu thereof

          All Designated Proceeds of Mandatory Prepayment Events shall be applied to the Loans as follows: first to pay the fees, if any, of the Lenders that are due and owing as a result of such Mandatory Prepayment Event under Section 5.6 and under Section 3 of the Seventh Amendment hereto dated as of May __, 2001 and other fees and expenses of the Agent in connection with such Mandatory Prepayment Event, second to the Term C Loans and third pro rata to the Term A Loans, Term B Loans and Revolving Loans (with a concurrent reduction in the Revolving Commitments to the extent of the Revolving Loans so prepaid), with application to the remaining installments of each of the Term A Loans and Term B Loans on a pro rata basis (provided, that in connection with the Southeastern Assets Sale, the Company, the Agent and the Required Revolving Lenders may agree that a portion of the application of the Net Cash Proceeds of the Southeastern Assets Sale to the Revolving Loans shall not permanently reduce the Revolving Commitments); provided that, in the case of any Mandatory Prepayment Event described in clause (i), (ii) or (iii) above, the Designated Proceeds of such Mandatory Prepayment Event shall be applied (after application to the Term C Loans as aforesaid) first to prepay the Revolving Loans (with a concurrent reduction in the Revolving Commitments to the extent of the Revolving Loans so prepaid) and/or Cash Collateralize the outstanding Letters of Credit (and the Revolving Commitments shall be concurrently reduced to the extent of such Cash Collateralization) to the extent necessary to eliminate any Borrowing Base Shortfall caused by such Mandatory Prepayment Event (and, after such application, the remaining Designated Proceeds shall be applied as set forth in this sentence).

     1.13 Section 7.2 of the Credit Agreement shall be amended to read in its entirety as follows:

          7.2 Application of Certain Payments. Each payment of principal, and all proceeds of any collateral securing the Loans, shall be applied (i) to the extent any Term C Loan is unpaid, first, to the repayment of the Term C Loans and (ii) after the application in clause (i) above, as otherwise required by this Agreement or, to the extent not required to be applied to any particular Loans, to such Loans as the Company shall direct by written notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its reasonable discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment. Consistent with the foregoing, and notwithstanding any other provision of this Agreement to the contrary, the Term C Loans (including, without limitation, any interest accruing thereon and any fees relating thereto, including interest accruing or fees arising after the commencement of any Insolvency Proceeding), as a matter of complete contractual subordination, shall be senior in priority of payment to all other Loans or other obligations under this Agreement, whether any such payment (regardless of its source) shall occur before or after the commencement of (or otherwise in conjunction with) any Insolvency Proceeding.

     1.14 Section 10.7 of the Credit Agreement shall be amended by deleting clause (vi) of such Section and inserting the following in lieu thereof:

          (vi) any other Asset Sale (including the stock of any Subsidiary) so long as (a) at least 100% of the proceeds of such Asset Sale are in cash, (b) the aggregate Net Cash Proceeds from all such Asset Sales during the term of this Agreement do not exceed the Maximum Proceeds Amount (provided that if the Net Cash Proceeds of the Southeastern Assets Sale are at least $100,000,000, and all such Net Cash Proceeds are applied to the Loans as set forth in Section 6.2.1, such Net Cash Proceeds shall be disregarded for purposes of this clause (b)), (c) the Company or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (in each case as determined in good faith by the Company's Board of Directors) and (d) the proceeds thereof are applied as provided in Section 6.2.1

     1.15 Section 10 of the Credit Agreement shall be amended by adding the following Section 10.32 thereto:

          10.32 Business Plan for Western Assets. On or prior to June 15, 2001, and weekly thereafter, the Company shall deliver to the Agent and each Lender a 26 week rolling preliminary cash flow budget for the operations of the assets owned by Western Aggregates Holding Corporation and its Subsidiaries (with the first 13 weeks of such budget on a weekly basis and the second 13 weeks on a monthly basis). On or prior to June 30, 2001, the Company shall deliver to the Agent and each Lender a business plan (with a final cash flow budget) with respect to the assets owned by Western Aggregates Holding Corporation and its Subsidiaries on the Seventh Amendment Effective Date. Thereafter, the Company shall deliver, on a weekly basis, to the Agent and each Lender a 26 week rolling cash flow budget for the assets owned by Western Aggregates Holding Corporation and its Subsidiaries (with the first 13 weeks on a weekly basis of each budget and the second 13 weeks on a monthly basis).

     1.16 Section 12.1.11 of the Credit Agreement shall be deleted and the following inserted in lieu thereof:

          12.1.11 Change of Control. A Change of Control shall occur.

     1.17 Section 14.1 of the Credit Agreement shall be amended by (i) deleting clause (3) of the proviso to the last sentence of such Section and inserting the following in lieu thereof:

          (3) no such waiver, amendment or consent relating to the definition of "Mandatory Prepayment Event" or to any provision of this Agreement or any other Loan Document which would result in any increased or decreased mandatory prepayment of any Loan, or any increased or decreased mandatory reduction of any Commitment, shall be made without the written consent of the Required Revolving Lenders, Required Term A Lenders, Required Term B Lenders and Required Term C Lenders

(ii) deleting clause (6) of the proviso to the last sentence of such Section and inserting the following in lieu thereof:

          (6) no such waiver, amendment or consent shall (v) change the aggregate percentage of the Total Percentage which is required for the Lenders or any of them to take any action hereunder without the written consent of all Lenders, (w) amend the definition of "Required Revolving Lenders" without the written consent of all Revolving Lenders, (x) amend the definition of "Required Term A Lenders" without the written consent of all Term A Lenders, (y) amend the definition of "Required Term B Lenders" without the written consent of all Term B Lenders or (z) amend the definition of "Required Term C Lenders" without the written consent of all Term C Lenders;

(iii) deleting clause (9) of the proviso to the last sentence of such Section and inserting the following in lieu thereof:

          (9) after the making of the Term Loans, Section 2.3, 2.4 (as it relates to conversions and continuations of Revolving Loans), 2.6, 2.7, 2.8, 2.9, 3.1(a), 6.1 or 6.2(b) may be amended, or the rights or privileges thereunder waived, with the written consent of the Required Revolving Lenders, the Company and the Agent; provided, further, that no amendment or other modification, nor any waiver, of any such provision shall affect the Term C Loans without the consent of the Required Term C Lenders;

(iv) deleting the word "and" immediately following clause (10) of the proviso to the last sentence of such Section and (v) adding the following clauses (12),
(13) and (14) to the proviso to the last sentence of such Section:

          (12) Section 2.1.4 and the Seventh Amendment Supplement may not be amended or waived, and no consent with respect to either of them shall be effective, without the written consent of the Required Term C Lenders;

          (13) no  amendment,  modification  or  waiver  of or with  respect  to
     Section 7.2 shall have the effect of altering the priority of application of payments of principal and proceeds of collateral in a manner adverse to any holder of the Term C Loans without the consent of such holder; and

          (14) no amendment or modification of the definition of "Term C Loan Commitment Termination Event" may be made without the consent of the Required Term C Lenders.

     SECTION 2   REPRESENTATIONS  AND  WARRANTIES.
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     The Company  represents  and warrants to the Agent and the Lenders that (a)
the representations and warranties made in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement are true and correct on and as of the Seventh Amendment Effective Date with the same effect as if made on and as of the Seventh Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date);
(b) except as waived hereby, no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any Governmental Authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Guarantor or any of their respective Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any Guarantor or any of their respective Subsidiaries; (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of
creditors'   rights   generally   or  by   equitable   principles   relating  to
enforceability; and (f) the obligation of the Company and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations.

     SECTION 3   FEE.
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     The Company shall pay to the Agent, for the ratable account of each Lender, an amendment fee in an amount equal to 0.25% of such Lender's Revolving Commitment plus the Term Loans of such Lender outstanding on the Seventh Amendment Effective Date plus the Term C Loan Commitment of such Lender (after giving effect to this Amendment); provided that such fee shall not be payable until the earlier to occur of (x) July 31, 2001 and (y) the closing of the Southeastern Assets Sale (as defined in the Amended Credit Agreement).

     SECTION 4   EFFECTIVENESS.
                 -------------

     The amendments set forth in Section 1 above shall become effective as of the date hereof on such date (the "Seventh Amendment Effective Date") when the Agent shall have received (a) a counterpart of this Amendment executed by the Company and the Required Revolving Lenders, the Required Term A Lenders and the Required Term B Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the
Agent:

     4.1 Reaffirmation. Counterparts of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by the Company, each Guarantor and each Pledgor.

     4.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Amendment, the Amended Credit Agreement and each other Loan Document contemplated by this Amendment to which the Company is a party.

     4.3 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign this Amendment and the other Loan Documents contemplated hereby to which the Company is a party, together with a sample of the true signature of each such officer.

     4.4 Other Documents. Such other documents as the Agent or any Lender may reasonably request.


SECTION 5    MISCELLANEOUS.
             --------------

     5.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Seventh Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement. The waivers contained in Section 2 hereof are limited strictly to their terms and shall not apply to non-compliance with any other term of any Loan Document.

     5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     5.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel and the reasonable fees of PricewaterhouseCoopers, L.L.P. ("PwC"), which shall continue to be retained as financial advisor to the Agent) in connection with the preparation, execution and delivery of this Amendment and the ongoing work being done by PwC in connection with the workout of the Company's Debt.

     5.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

     5.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

     5.6 Loan Document. This Amendment is a Loan Document.

     5.7 Chief Restructuring Officer. The Lenders acknowledge that the appointment by the Company of Mr. Stanford Springel as Chief Executive Officer satisfies Company's obligation to have a "Chief Restructuring Officer" in place by May 31, 2001.

     5.8 Pledge Requirement. If the Company or any Subsidiary receives any cash amount as an escrow, deposit of earnest money or as apart of any similar or analogous arrangement from the Proposed Purchaser (as defined in the Amended Credit Agreement) or any Affiliate thereof in connection with the Southeastern Assets Sale (as defined in the Amended Credit Agreement), the Company shall (or shall cause the applicable Subsidiary to) deposit such amount with the Agent in pledge, as cash collateral for the Loans and other obligations of the Company under the Amended Credit Agreement and the other Loan Documents pursuant to arrangements in form and substance satisfactory to the Agent (it being understood that any such amount may be refundable by the Company or the applicable Subsidiary to the Proposed Purchaser).

     5.9 Minimum Assignments. The Company, the Agent and the other parties hereto hereby consent to any assignment by any Lender of Term C Loans (as defined in the Amended Credit Agreement) to any Lender or Affiliate thereof without any further consent by the Company and without regard to any minimum assignment amount specified by Section 14.9.1 of the Credit Agreement.


        SECTION 6   RELEASE OF CLAIMS.
                    -----------------

     THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF LIABILITY OF THE COMPANY TO REPAY THE AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR ANY LENDER. THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, AND THE AGENT'S AND EACH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR ANY SUCH LENDER, AND THE AGENT'S OR SUCH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS AMENDMENT.

         Delivered as of the day and year first above written.


1

                                U.S. AGGREGATES, INC.

                                By:
                                   --------------------------------------
                                Title:
                                     ------------------------------------


                                BANK OF AMERICA, N.A., as Agent


                                By:
                                   ----------------------------------------
                                Title:
                                     --------------------------------------


                                BANK OF AMERICA, N.A., as a Lender and as
                                        Issuing Lender

                                By:
                                   ----------------------------------------
                                Title:
                                    ---------------------------------------


                                FLEET NATIONAL BANK (formerly known as
                                          BankBoston, N.A.), as a Lender


                                By:
                                   ----------------------------------------
                                Title:
                                    ---------------------------------------


                                NATIONAL CITY BANK, as a Lender


                                By:
                                   ----------------------------------------
                                Title:
                                    ---------------------------------------

                                BANK OF SCOTLAND, as a Lender


                                By:
                                   ----------------------------------------
                                Title:
                                    ---------------------------------------


                                IBJ WHITEHALL BANK AND TRUST
                                     COMPANY, as a Lender


                                By:
                                   ---------------------------------------
                                Title:
                                    --------------------------------------


                                COMERICA BANK - CALIFORNIA, as a Lender


                                By:
                                   ---------------------------------------
                                Title:
                                    --------------------------------------


                                ZIONS FIRST NATIONAL BANK, as a Lender


                                By:
                                   ---------------------------------------
                                Title:
                                    --------------------------------------


                                UNION BANK OF CALIFORNIA, N.A., as a
                                     Lender

                                By:
                                   ----------------------------------------
                                Title:
                                    ---------------------------------------

                                PILGRIM PRIME RATE TRUST, as a Lender

                                By: Pilgrim Investments, Inc., as its
                                        Investment Manager

                                By:
                                   ---------------------------------------
                                Title:
                                    --------------------------------------


                                SENIOR DEBT PORTFOLIO

                                By: Boston Management and Research, as
                                        Investment Advisor

                                By:
                                   ---------------------------------------
                                Title:
                                    --------------------------------------


                                EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

                                By: Eaton Vance Management, as Investment
                                        Advisor
                                By:
                                   ----------------------------------------
                                Title:
                                    ---------------------------------------


                                EATON VANCE SENIOR INCOME TRUST

                                By: Eaton Vance Management, as Investment
                                        Advisor

                                By:
                                   ---------------------------------------
                                Title:
                                    --------------------------------------


                                KZH-HIGHLAND - 2 LLC

                                By:
                                   ---------------------------------------
                                Title:
                                    --------------------------------------

                                ARCHIMEDES FUNDING, LLC

                                By: ING Capital Advisors, LLC, as
                                        Collateral Manager


                                By:
                                   --------------------------------------
                                Title:
                                    -------------------------------------


                                ARCHIMEDES FUNDING III, LLC

                                By: ING Capital Advisors, LLC, as
                                        Collateral Manager


                                By:
                                   --------------------------------------
                                Title:
                                    -------------------------------------


                                SEQUILS-ING 1 (HBDGM), LTD.

                                By: ING Capital Advisors, LLC, as
                                        Collateral Manager


                                By:
                                   ---------------------------------------
                                Title:
                                     -------------------------------------



                                BANK ONE, N.A.


                                By:
                                   ----------------------------------------
                                Title:
                                     --------------------------------------



                                BRANCH BANKING AND TRUST COMPANY


                                By:
                                   ----------------------------------------
                                Title:
                                     --------------------------------------

TERM C LENDERS:

Term C Commitment:
-----------------

$1,163,606.36                           BANK OF AMERICA, N.A.




$502,108.26                             NATIONAL CITY BANK




$473,684.42                             BANK OF SCOTLAND




$473,684.41                             IBJ WHITEHALL BANK AND TRUST COMPANY




$408,091.69                             COMERICA BANK - CALIFORNIA




$433,890.24                             ZIONS FIRST NATIONAL BANK




$432,870.00                             UNION BANK OF CALIFORNIA, N.A.




$466,774.89                             PILGRIM PRIME RATE TRUST




$372,640.37                             SENIOR DEBT PORTFOLIO





$25,018.22                              EATON VANCE INSTITUTIONAL SENIOR
                                        LOAN FUND





$66,715.24                              EATON VANCE SENIOR INCOME TRUST

$219,287.64                             ARCHIMEDES FUNDING III, LLC





$219,287.64                             SEQUILS - ING 1 (HBDGM), LTD.
                                        By:  ING Capital Advisors, LLC, as
                                                Collateral Agent




$371,170.31                             BANK ONE, NA




$371,170.31                             BRANCH BANKING AND TRUST COMPANY

                                    EXHIBIT A
                              FORM OF REAFFIRMATION
                                OF LOAN DOCUMENTS


                                                            as of May __, 2001


Bank of America, N.A., as Agent
and the other parties to the Third
Amended and Restated Credit
Agreement referred to below
1455 Market Street
San Francisco, California  94103
Attn:  Agency Management Services #5596


                       Re: Reaffirmation of Loan Documents




Ladies and Gentlemen:

     Please refer to:

     1. The Amended and Restated Security Agreement dated as of June 5, 1998 (the "Security Agreement") among U.S. Aggregates, Inc. (the "Company"), Western Aggregates Holding Corporation, a Delaware corporation, Jensen Construction and Development, Inc., a Nevada corporation, Sandia Construction, Inc., a Nevada corporation, Cox Rock Products Inc., a Utah corporation, Cox Transport Corporation, a Utah corporation, SRM Holdings Corp., a Delaware corporation, SRM Aggregates, Inc., an Alabama corporation, A-Block Company, Inc., an Arizona corporation, A-Block Company, Inc., a California corporation, Mohave Concrete and Materials, Inc., an Arizona corporation, Mohave Concrete and Materials, Inc., a Nevada corporation, Mulberry Rock Corporation, a Georgia corporation, Valley Asphalt, Inc., a Utah corporation, BHY Ready Mix, Inc., a Tennessee corporation, Geodyne Beck Rock Products, Inc., a Utah corporation, Western Rock Products Corp., a Utah corporation, Tri-State Testing Laboratories, Inc., a Utah Corporation, Dekalb Stone, Inc., a Georgia corporation, Bradley Stone & Sand, Inc., a Tennessee corporation, Monroc, Inc., a Delaware corporation, Western Aggregates, Inc., a Utah corporation, Eagle Valley Materials, Inc., Nevada Aggregates, Inc., Bama Crushed Corporation, Grove Materials Corporation and Bank of America, N.A. in its capacity as Agent (in such capacity, the "Agent");

     2. The Amended and Restated Guaranty dated as of June 5, 1998 (the "Guaranty") executed in favor of the Agent and various other parties by Western Aggregates Holding Corporation, Jensen Construction and Development, Inc., Sandia Construction, Inc., Cox Rock Products Inc., Cox Transport Corporation, SRM Holdings Corp., SRM Aggregates, Inc., A-Block Company, Inc., A-Block Company, Inc., Mohave Concrete and Materials, Inc., Mohave Concrete and Materials, Inc., Mulberry Rock Corporation, Valley Asphalt, Inc., BHY Ready Mix, Inc., Geodyne Beck Rock Products, Inc., Western Rock Products Corp., Tri-State Testing Laboratories, Inc., Dekalb Stone, Inc., Bradley Stone & Sand, Inc., Monroc, Inc., Eagle Valley Materials, Inc., Nevada Aggregates, Inc., Bama Crushed Corporation, Grove Materials Corporation ;

     3. The following Pledge Agreements:

          (a) the Amended and Restated Company Pledge Agreement dated as of June 5, 1998 between the Company and the Agent, and

          (b) the Amended and Restated Subsidiary Pledge Agreement dated as of June 5, 1998 between Western Aggregates Holding Corp., Western Rock Products Corp., SRM Holdings Corp., Southern Ready Mix, Inc., Monroc, Inc., and the Agent,

(all of the foregoing Pledge Agreements, in each case as heretofore amended, being collectively referred to herein as the "Pledge Agreements").

     4. The Patent Security Agreement made as of March 30, 1995 by Cox Rock Products Inc. in favor of the Agent (the "Patent Security Agreement").


     5. Each other Loan Document (as defined in the Credit Agreement referred to below).

     The Security Agreement, the Guaranty, the Pledge Agreements, the Patent Security Agreement and the other Loan Documents referred to above, in each case as heretofore amended, are collectively referred to herein as the "Documents". Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement referred to below.

     Each of the undersigned acknowledges that the Company, the Banks and the Agent have executed the Seventh Amendment (the "Amendment") to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

     Each of the undersigned hereby (i) confirms that each Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in such Document to the "Credit Agreement" shall be references to the Credit Agreement as amended by the Amendment, (ii) acknowledges and agrees that its obligations under the Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever thereto and (iii) VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, AND THE AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE FOREGOING AMENDMENT IS EXECUTED, WHICH IT MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR ANY SUCH LENDER, AND THE AGENT'S OR SUCH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT, AND NEGOTIATION AND EXECUTION OF THE FOREGOING AMENDMENT.

     The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.



                                     U.S. AGGREGATES, INC.

                                     By:_______________________________
                                     Title:____________________________


                                     SRM HOLDINGS CORP.

                                     By:________________________________
                                     Title:_____________________________


                                     WESTERN AGGREGATES HOLDING CORP.

                                     By:________________________________
                                     Title:_____________________________


                                     WESTERN ROCK PRODUCTS CORP.

                                     By:________________________________
                                     Title:_____________________________


                                     JENSEN CONSTRUCTION & DEVELOPMENT, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     SANDIA CONSTRUCTION, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     TRI-STATE TESTING LABORATORIES, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     MOHAVE CONCRETE AND MATERIALS, INC.,
                                     a Nevada corporation

                                     By:________________________________
                                     Title:_____________________________


                                     MOHAVE CONCRETE AND MATERIALS, INC.,
                                     an Arizona corporation

                                     By:________________________________
                                     Title:_____________________________


                                     A-BLOCK COMPANY, INC.,
                                     an Arizona corporation

                                     By:________________________________
                                     Title:_____________________________


                                     A-BLOCK COMPANY, INC.,
                                     a California corporation

                                     By:________________________________
                                     Title:_____________________________

                                     COX ROCK PRODUCTS, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     COX TRANSPORT CORPORATION

                                     By:________________________________
                                     Title:_____________________________


                                     VALLEY ASPHALT, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     GEODYNE BECK ROCK PRODUCTS, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     SRM AGGREGATES, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     DEKALB STONE, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     MULBERRY ROCK CORPORATION

                                     By:________________________________
                                     Title:_____________________________

                                     BHY READY MIX, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     BRADLEY STONE & SAND, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     MONROC, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     WESTERN AGGREGATES, INC.

                                     By:________________________________
                                     Title:_____________________________


                                     EAGLE VALLEY MATERIALS, INC.

                                     By:________________________________
                                     Title:________________________

                                     NEVADA AGGREGATES, INC.

                                     By:________________________________
                                     Title:_____________________________

                                     BAMA CRUSHED CORPORATION

                                     By:________________________________
                                     Title:__________________________

                                     GROVE MATERIALS CORPORATION

                                     By:________________________________
                                     Title:_____________________________

ACKNOWLEDGED AND AGREED
as of the date first written above

BANK OF AMERICA, N.A., as Agent


By:________________________________
Title:_______________________________